ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

Sunoco, Inc.

14,616 $

1,058,783

Grant Prideco, Inc.*

18,155

1,007,784

Exxon Mobil Corp.

90,391 $

8,468,733

Nabors Industries Ltd.*

36,444

998,201

BP PLC — SP ADR

81,248

5,944,916

Newfield Exploration Co.*†

18,696

985,279

Chevron Corp.

56,032

5,229,467

FMC Technologies, Inc.*

17,304

981,137

Royal Dutch Shell PLC — SP

Pioneer Natural Resources Co.

19,000

927,960

ADR†

55,164

4,644,809

BJ Services Co.†

38,219

927,193

ConocoPhillips

50,899

4,494,382

Tesoro Corp.

18,976

905,155

Schlumberger Ltd.

39,425

3,878,237

Quicksilver Resources, Inc.*†

14,740

878,357

Transocean, Inc.*†

22,882

3,275,558

Pride International, Inc.*†

25,502

864,518

Occidental Petroleum Corp.

41,220

3,173,528

Continental Resources, Inc.*

32,900

859,677

Hess Corp.†

25,647

2,586,756

Exterran Holdings, Inc.*†

10,305

842,949

Marathon Oil Corp.

39,880

2,427,097

Forest Oil Corp.*

16,400

833,776

Apache Corp.

22,125

2,379,322

Helmerich & Payne, Inc.

20,804

833,616

Devon Energy Corp.

26,597

2,364,739

CNX Gas Corp.*

26,038

831,914

Canadian Natural Resources

Rowan Cos., Inc.†

20,054

791,331

Ltd.†

31,550

2,307,567

Cabot Oil & Gas Corp.†

18,869

761,742

Valero Energy Corp.

32,362

2,266,311

Frontier Oil Corp.†

18,236

740,017

Anadarko Petroleum Corp.

33,991

2,232,869

Cimarex Energy Co.†

17,242

733,302

Halliburton Co.

55,550

2,105,900

Teekay Shipping Corp.†

13,350

710,353

National-Oilwell Varco, Inc.*

25,345

1,861,844

Frontline, Ltd.†

14,400

691,200

XTO Energy, Inc.

36,118

1,855,020

Helix Energy Solutions Group,

Diamond Offshore Drilling,

Inc.*†

16,522

685,663

Inc.†

13,041

1,851,822

Oceaneering International, Inc.*

9,825

661,714

EOG Resources, Inc.†

20,665

1,844,351

Dresser-Rand Group, Inc.*

16,932

661,195

Weatherford International Ltd.*

26,615

1,825,789

PetroHawk Energy Corp.*†

36,150

625,757

Baker Hughes, Inc.

21,707

1,760,438

Patterson-UTI Energy, Inc.†

31,210

609,219

Tenaris SA — SP ADR

38,950

1,742,233

Superior Energy Services*

17,553

604,174

Williams Cos., Inc.

48,359

1,730,285

Tidewater, Inc.†

10,896

597,755

Peabody Energy Corp.†

26,720

1,647,021

Holly Corp.

10,700

544,523

Chesapeake Energy Corp.†

41,823

1,639,462

Global Industries Ltd.*

24,632

527,617

Consol Energy, Inc.

22,802

1,630,799

Western Refining, Inc.†

14,950

__________

361,940

Talisman Energy, Inc.†

85,400

1,581,608

Total Common Stocks

Noble Corp.

27,926

1,578,098

(Cost $66,099,920)

124,216,028

__________

Murphy Oil Corp.†

18,589

1,577,091

Face

Nexen, Inc.†

48,320

1,559,286

Amount

Plains Exploration &

REPURCHASE AGREEMENTS

Production Co.*

28,779

1,554,066

0.2%

Spectra Energy Corp.†

58,310

1,505,564

Collateralized by U.S. Treasury

Smith International, Inc.

19,583

1,446,205

Obligations

Noble Energy, Inc.

17,966

1,428,656

Lehman Brothers Holdings, Inc.

Cameco Corp.

33,200

1,321,692

issued 12/31/07 at 1.00% due

El Paso Corp.

74,726

1,288,276

01/02/08

$

187,753

__________

187,753

Ultra Petroleum Corp.*

17,900

1,279,850

Southwestern Energy Co.*

22,842

1,272,756

Total Repurchase Agreements

Cameron International Corp.*

24,590

1,183,517

(Cost $187,753)

__________

187,753

ENSCO International, Inc.†

19,148

1,141,604

Denbury Resources, Inc.*

37,452

1,114,197

Range Resources Corp.

21,519

1,105,216

Arch Coal, Inc.†

23,710

1,065,290

1

ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

SECURITIES LENDING COLLATERAL 14.1%

Investment in Securities Lending Short

Term

Investment Portfolio Held

by U.S. Bank

$

17,661,572

$

__________

17,661,572

Total Securities Lending Collateral

(Cost $17,661,572)

17,661,572

__________

Total Investments 113.8%

(Cost $83,949,245)

$

___________

142,065,353

Liabilities in Excess of Other

Assets – (13.8)%

$

(17,187,005)

___________

Net Assets – 100.0%

$

124,878,348

* Non-Income Producing Security.

All or a portion of this security is on loan at December 31,

†

2007.

2